As filed with the Securities and Exchange Commission
                         on May 22, 1996

                                       Registration No. 333-_____

=================================================================

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                    _________________________

                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                    _________________________

             HEARTLAND WIRELESS COMMUNICATIONS, INC.
     (Exact name of Registrant as specified in its charter)

            Delaware                             73-1435149
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)               Identification No.)

        903 N. Bowser, Suite 140                  75081
           Richardson, Texas                     (Zip Code)
(Address of Principal Executive Offices)

                    _________________________

             HEARTLAND WIRELESS COMMUNICATIONS, INC.
                 1994 EMPLOYEE STOCK OPTION PLAN
                    (Full title of the plan)
                    _________________________

         JOHN R. BAILEY, ESQ.                   Copy to:
   Senior Vice President - Finance       VICTOR B. ZANETTI, ESQ.
      Chief Financial Officer,               Arter & Hadden
      Treasurer and Secretary           1717 Main St., Suite 4100
HEARTLAND WIRELESS COMMUNICATIONS, INC. Dallas, Texas  75201-4605
      903 N. Bowser, Suite 140               (214) 761-2100
      Richardson, Texas  75081
          (214) 479-9244
    (Name, address and telephone
    number, including area code,
       of agent for service)

                    _________________________

                 CALCULATION OF REGISTRATION FEE

=================================================================


                                                  Proposed Maximum         Proposed Maximum
Title of Securities to be     Amount to be        Offering Price Per       Aggregate Offering       Amount of Registration
Registered                    Registered(1)       Share(2)                 Price(2)                 Fee(3)
- -------------------------     -------------       ------------------       ------------------       ----------------------
Common Stock                  1,000,000 Shares    $26.125                  $26,125,000              $9009
($.001 par value)

=================================================================


     (1) The securities to be registered represent additional shares reserved for issuance under the Heartland Wireless Communications, Inc. 1994 Employee Stock Option Plan (the "Plan"). Pursuant to Rule 416, shares of Common Stock of the Company issuable pursuant to the exercise of options granted or to be granted under the Plan in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.

     (2) Estimated solely for the purpose of calculating the registration fee based upon closing sales prices per share of Common Stock on the Nasdaq Stock Market's National Market on May 20, 1996, in accordance with Rules 457(c) and (h) and General Instruction E to Form S-8.

     (3) Relates only to additional shares registered hereby and does not include the amount of the registration fee previously paid in connection with the 950,000 shares previously registered by that Registration Statement on Form S-8 filed with the Commission on April 13, 1995 (SEC Reg. No. 33-91186).


                             PART II

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

     The contents of the Registration Statement on Form S-8, SEC
File No. 33-91186, filed with the Securities and Exchange
Commission on April 13, 1995 (the "Original Registration
Statement") are incorporated herein by reference.

     The only information and documents required in this Registration Statement that was not included in the Original
Registration Statement are the additional Exhibits included in "Item 8. Exhibits" below.

Item 8.  Exhibits

     (a)  Exhibits.

     Exhibit   Description

     4.1       Heartland Wireless Communications, Inc. 1994
               Employee Stock Option Plan, as amended (filed herewith)

     5.1       Opinion of Arter & Hadden (filed herewith)

     23.1 Consent of Arter & Hadden (included in their opinion filed as Exhibit 5.1) (filed herewith)

     23.2      Consent of KPMG Peat Marwick LLP (filed herewith)

     23.3      Consent of Arthur Andersen LLP (filed herewith)

     23.4      Consent of Coopers & Lybrand L.L.P. (filed herewith)

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on May 21, 1996.

                                   HEARTLAND WIRELESS
                                   COMMUNICATIONS, INC.


                                   By:  /s/ John R. Bailey
                                        John R. Bailey
                                        Senior Vice President-
                                        Finance, Chief Financial
                                        Officer, Treasurer and
                                        Secretary

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures               Title                         Date


/s/ J. R. Holland, Jr.   Chairman of the Board         May 21, 1996
J.R. Holland, Jr.        and Director


/s/ David E. Webb        President, Chief Executive    May 21, 1996
David E. Webb            Officer and Director
                         (Principal Executive Officer)


/s/ John R. Bailey       Senior Vice President -       May 21, 1996
John R. Bailey           Finance, Chief Financial
                         Officer, Treasurer
                         and Secretary
                         (Principal Financial Officer)


/s/ David D. Hagey       Vice President and Controller May 21, 1996
David D. Hagey           (Principal Accounting Officer)


/s/ Alvin H. Lane, Jr.   Director                      May 21, 1996
Alvin H. Lane, Jr.


/s/ Dennis M. O'Rourke   Director                      May 21, 1996
Dennis M. O'Rourke


/s/ John A. Sprague      Director                      May 21, 1996
John A. Sprague

______________________   Director                      May __, 1996
Wes W. Watkins


/s/ L. Allen Wheeler     Director                      May 21, 1996
L. Allen Wheeler

                        INDEX TO EXHIBITS

Exhibit No.         Description of Exhibit

4.1                 Heartland Wireless Communications, Inc. 1994
                    Employee Stock Option Plan, as amended (filed herewith)

5.1                 Opinion of Arter & Hadden (filed herewith)

23.1 Consent of Arter & Hadden (included in their opinion filed as Exhibit 5.1) (filed herewith)

23.2                Consent of KPMG Peat Marwick LLP (filed
                    herewith)

23.3                Consent of Arthur Andersen LLP (filed herewith)

23.4 Consent of Coopers & Lybrand L.L.P. (filed herewith)